UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2020

Rivulet Media, Inc.
(Exact Name of Registrant as Specified in Charter)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296

 (Address of Principal Executive Offices) (Zip Code)

(480) 225-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July, 2, 2020, the Board of Directors of Rivulet Media, Inc. (the “Company”) appointed John Morgan to the Board, to hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified.

John Morgan, age 74, is managing partner at Falding Capital Group, and Executive Vice President and Secretary of Technical Air Products. Mr. Morgan has over fifty years of business development and management experience. He worked in the publishing and printing business for thirty-one years. He has owned many publishing businesses that include Graph-Ads, Inc. in Alma, MI; Advance Newspapers in Grand Rapids, MI; Flashes Publishers, Allegan, MI serving all of Southwest Michigan; TDI Talking Phone Books in Grand Rapids, MI serving Michigan, Indiana, Ohio, and Florida; and others. In 1999, Mr. Morgan sold his publishing business with his partner, Hank Meijer, to McCloud USA which at the time was the fourth largest telecom company in the US.

In late 2000, Mr. Morgan acquired Eagle Tugs, an aviation and industrial material handling manufacturer in Detroit, MI. Eagle Tugs was sold to Tronair in December 2015, which was owned by private equity firm Golden Gate Capital. In early 2000, Mr. Morgan, through Falding Capital, purchased Cannon Truck Equipment, which is a complex truck equipment up-fitter in Macomb County, MI. In 2018, Mr. Morgan sold Cannon Truck Equipment to Versalift, which was owned by private equity firm Sterling Capital. Mr. Morgan also served on the Board of Directors of the Bank of Alma from 1975-1997. Prior to 2006, Mr. Morgan was also President of American Cargo, a dry freight and cutaway cube van manufacturer.

Mr. Morgan graduated from Michigan State University with a BA in Communications in 1968. He has been married to Karley Deckrow Morgan since 1967. He and Karley have three children, Karri Gabridge, Kacie McLean, and Jace Morgan. They also have ten grandchildren. He and Karley reside in Naples, FL

Neither the Company nor any of its subsidiaries has entered into any transactions with Mr. Morgan described in Item 404(a) of Regulation S-K. Mr. Morgan was not appointed pursuant to any arrangement or understanding between him and any other person. The Company does not have any standing committees and due to its small size does not believe that committees are necessary at this time. Mr. Morgan will constitute the first independent director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2020

Rivulet Media, Inc., a Delaware corporation

By:	/s/ Mike Witherill
Mike Witherill, President and CFO

2